Exhibit 99.1
Liz Claiborne, Inc. Releases February Direct to Consumer Comparable Sales and
Provides First Quarter 2011 Adjusted EBITDA Projection
NEW YORK — March 28, 2011 — Liz Claiborne, Inc. (NYSE: LIZ) (the “Company”) today announced February direct to consumer comparable sales and provided projections for 2011 first quarter Adjusted EBITDA.
February direct to consumer comparable sales performed as follows:

Brand	February
Juicy Couture	(5%)
Lucky Brand	12%
kate spade	87%
Mexx Europe	(8%)
Mexx Canada	(3%)
Based on the financial information available to the Company and the Company’s most current projections, the Company expects that its Adjusted EBITDA, excluding foreign currency gains (losses), net for the first quarter of 2011 will be approximately $(11) million to $(17) million. The Company’s 2011 first quarter has not yet been completed, and the quarter-end closing process is not expected to be completed until a number of weeks after the end of the quarter, so the Company’s expectations are subject to that closing process, as well as the factors discussed under “Forward-Looking Statements” below.
The Company’s previously-released guidance for Adjusted EBITDA is unchanged. The Company’s full year 2011 Adjusted EBITDA is dependent on the Company’s financial results in the second half of 2011 and on other factors, including those discussed under “Forward-Looking Statements” below.
Also, as a result of the Company’s recently announced tender offer and related financing scheduling, the Company will be rescheduling its Investor Day from Thursday, March 31, 2011 to Thursday, April 28, 2011. The Company will provide more details around the rescheduled event as soon as possible.
About Liz Claiborne, Inc.
Liz Claiborne, Inc. designs and markets a global portfolio of retail-based premium brands including Juicy Couture, kate spade, Lucky Brand and Mexx. The Company also has a refined group of department store-based brands with strong consumer franchises including the Monet family of brands, Kensie, Kensiegirl, Mac & Jac, and the licensed DKNY® Jeans and DKNY® Active brands. The Liz Claiborne and Claiborne brands are available at JCPenney, the Liz Claiborne New York brand designed by Isaac Mizrahi is available at QVC, and the Dana Buchman and Axcess brands are sold at Kohl’s. Visit www.lizclaiborneinc.com for more information.
Forward-Looking Statements
Statements contained herein that relate to the Company’s future performance, financial condition, liquidity or business or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast” or “currently envisions” and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company’s control. Among the risks and uncertainties are the following: our ability to continue to have the necessary liquidity, through cash flows from operations, and availability under our amended and restated revolving credit facility may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our amended and restated revolving credit facility and the borrowing base requirement in our amended and restated revolving credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory; the minimum availability covenant in our amended and restated revolving credit facility that requires us to maintain availability in excess of an agreed upon level and whether holders of our Convertible Notes issued in June 2009 will, if and when such notes are convertible, elect to convert a substantial portion of such notes, the par value of which we must currently settle in cash; general economic conditions in the United States, Europe and other parts of the world; lower levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; continued restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of our product and the resulting impact on consumer acceptance of our products at higher price points; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to effect a turnaround of our Mexx Europe business; our ability to successfully re-launch our Lucky Brand product offering; our ability to successfully implement our long-term strategic plans; risks associated with the licensing arrangements with J.C. Penney Corporation, Inc. and J.C. Penney Company, Inc. and with QVC, Inc., including, without limitation, our ability to efficiently change our operational model and infrastructure as a result of such licensing arrangements, our ability to continue a good working relationship with these licensees and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees, both union and non-union; possible exposure to multiemployer union pension plan liability as a result of current market conditions and possible withdrawal liabilities; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines or enter new markets or product categories, and risks related to such new lines, markets or categories; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our agreement with Li & Fung Limited, which results in a single foreign buying/sourcing agent for a significant portion of our products; a variety of legal, regulatory, political and economic factors that can impact our operations and results and the shopping and spending patterns of consumers, including risks related to the importation and exportation of product, tariffs and other trade barriers, to which our international operations are subject; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products but political activity seeking to re-impose quota has been initiated or threatened; our exposure to domestic and foreign currency fluctuations; risks associated with material disruptions in our information technology systems; risks associated with privacy breaches; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; the outcome of current and future litigations and other proceedings in which we are involved; and such other factors as are set forth in the Company’s 2010 Annual Report on Form 10-K, filed on February 17, 2011 with the Securities and Exchange Commission, including in the section entitled “Item 1A- Risk Factors”. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
The Company’s targets for adjusted EBITDA for 2011 are subject to a number of assumptions and estimates with respect to comparable store sales and store traffic, competition, gross margins, economic conditions, expected customer reaction to the Company’s styles, wholesale orders, weather conditions, promotional activities and a number of other assumptions and estimates that are beyond the Company’s control. If actual conditions differ from those assumptions and estimates, the Company’s actual results could differ materially from those expected. The Company’s actual results may differ from expectations because of a number of factors listed in the previous paragraph and in Item 1A, “Risk Factors”, in the Company’s Annual Report on Form 10-K for the year ended January 1, 2011.

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA, excluding foreign currency gains (losses), net are non-GAAP financial measures. The Company defines EBITDA as income (loss) from continuing operations attributable to Liz Claiborne, Inc., adjusted to exclude income tax provision (benefit), interest expense, net and depreciation and amortization. The Company calculates Adjusted EBITDA based on EBITDA, adjusted to exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives and brand-exiting activities, non-cash impairment charges and non-cash share-based compensation expense. The Company calculates Adjusted EBITDA, excluding foreign currency gains (losses), net based on Adjusted EBITDA, further adjusted to exclude foreign currency gains (losses), net. The Company presents Adjusted EBITDA as a supplemental measure of the Company’s performance because the Company believes it represents a more meaningful presentation of the Company’s historical operations and financial performance without the impact of the various items excluded, since Adjusted EBITDA provides period-to-period comparisons that are consistent and more easily understood. The Company presents Adjusted EBITDA, excluding foreign currency gains (losses), net in order to present the Company’s operating performance excluding the effects of unrealized foreign currency gains (losses) included in the Company’s Consolidated Statements of Operations.